Exhibit 99.01

March 27, 2014

Sebastian Giordano, Interim CEO

WPCS International Incorporated

600 Eagleview Boulevard, Suite 300

Exton, PA 19341

Dear Mr. Giordano:

I have decided to resign from the Board of Directors of WPCS International Incorporated, effective at the close of business on March 27, 2014.  I have enjoyed my tenure on the Board and wish WPCS success in its future endeavors.

Very truly yours,

/s/ HARVEY KESNER
Harvey Kesner